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                                                                   EXHIBIT 10.13

            SUBORDINATED NOTE AND PREFERRED STOCK PURCHASE AGREEMENT


                  THIS SUBORDINATED NOTE AND PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement"), effective March 26, 1997 (the "Effective Date"), is between each of the persons or entities identified on Schedule 1 attached hereto (the "Buyer") and SUBMICRON SYSTEMS CORPORATION, a Delaware corporation (the "Company"). All of the persons or entities identified on Schedule 1 are hereinafter collectively referred to as the "Buyers."

                  In consideration of the mutual agreements, undertakings and covenants herein contained, the parties, intending to be legally bound hereby, agree as follows:

                  1. Purchase and Sale. Subject to the terms and conditions of this Agreement, effective on the Effective Date, the Company shall issue and sell to the Buyer, and the Buyer shall purchase from the Company, the securities set forth below.

                           (a) The Company's 8% Convertible Subordinated Note
due March 15, 2002 in the aggregate principal amount set forth on Schedule 2 attached hereto (the "8% Note"). The 8% Note shall be in the form attached hereto as Exhibit "A".

                           (b) The number of shares of the Company's Series A
Preferred Stock as is set forth on Schedule 2 attached hereto (the "Preferred Stock"). The Preferred Stock shall be convertible into shares of the Common Stock of the Company, par value $.01 per share (the "Common Stock"), at the rate, and otherwise shall have the designations, preferences, limitations and rights, provided for in the Certificate of Designations and Preferences of the Preferred Stock in the form attached hereto as Exhibit "B".

The Preferred Stock, the 8% Note and the Common Stock underlying the Preferred Stock and 8% Note shall be hereinafter collectively referred to as the "New Securities."

                  2. Consideration and Exchange. In consideration and exchange for the New Securities, effective on the Effective Date, Buyer shall deliver to the Company the Company's 9% Convertible Subordinated Note due December 15, 1997 held by Buyer in the aggregate principal amount set forth on Schedule 2 attached hereto (the "9% Note") and the Warrants held by Buyer to purchase the shares of Common Stock set forth on Schedule 2 attached hereto (the "Warrants"), each marked "Cancelled." The 9% Note and the Warrants are hereinafter collectively referred to as the "Old Securities."
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                  3. Closing Deliveries.

                           (a) The Company shall deliver or cause to be
delivered to Buyer as soon as practicable following the date hereof, the following:

                                    (i) The 8% Note;

                                    (ii) Certificate(s) evidencing the shares of
Preferred Stock purchased hereby;

                                    (iii) An opinion of Cozen and O'Connor,
counsel to the Company, in form and substance reasonably satisfactory to Company and Robert Goldberg, Esquire ("Goldberg") of Ellis, Funk, Goldberg, Labovitz & Dokson, P.C., counsel to Buyers;

                                    (iv) A check in an amount not to exceed
$10,000, made payable to Goldberg, as payment of the fee for his services on behalf of Buyers in connection with the review and negotiation of this Agreement and related documents and agreements; and

                                    (v) A letter signed by David F. Levy and
James S. Molinaro, addressed to the Buyers, pursuant to which Messrs. Levy and Molinaro will agree to vote their shares of Common Stock in favor of the Nominees in accordance with Section 9(c) of this Agreement.

                           (b) Buyer hereby delivers to Cozen and O'Connor,
counsel for the Company, the 9% Note of Buyer and Buyer's Warrants, each marked "Cancelled." Such securities shall be held by Cozen and O'Connor in escrow and shall only be released to the Company once the deliveries to be made pursuant to Paragraph 3(a) above have been made.

                  4. Representations and Warranties of the Company. The Company hereby represents and warrants to Buyer as follows:

                           (a) The Company is a corporation duly organized,
validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and lease its properties and to conduct its business as presently conducted.

                           (b) The New Securities, when issued in accordance
with or as contemplated by their terms or the terms of this Agreement, as the case may be, will be validly issued and outstanding. The shares of Preferred Stock and the shares of Common Stock underlying the shares of Preferred Stock and the 8% Note have been (or will have been prior to the Effective Date) duly and validly authorized and reserved for issuance (subject,

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as to the Common Stock underlying the 8% Note, to approval of the Company's stockholders pursuant to Paragraph 9(a)), and, if and when issued, will be fully paid and non-assessable. Upon transfer and delivery of the New Securities to Buyer, Buyer shall obtain full and legal title to the New Securities, free and clear of any lien, charge or other encumbrance of any nature, except for any restrictions set forth in the respective New Security.

                           (c) The Company has all necessary corporate power to
enter into this Agreement, to issue and deliver the New Securities, and to carry out all of the transactions contemplated hereby and thereby, subject to the proviso in the following sentence. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby, including, without limitation, the issuance of the New Securities, have been duly authorized by all requisite corporate action on the part of the Company; provided, however, that the 8% Note, by its terms, will not be convertible into Common Stock unless and until the Company's stockholders approve the convertibility of the 8% Notes in accordance with Paragraph 9(a) of this Agreement. This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

                  (d) The Company has previously furnished Buyer true and correct copies of the following documents which have been filed by the Company with the Securities and Exchange Commission ("SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (such documents are hereinafter collectively called the "SubMicron SEC Filings"): (i) its Annual Report on Form 10-K for the year ended December 31, 1995; (ii) quarterly reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996; (iii) Proxy Statement dated May 1, 1996; and (iv) all reports on Form 8-K filed by the Company with the SEC during the period from and after January 1, 1996. The SubMicron SEC Filings constitute all reports the Company was required to file under the Exchange Act since January 1, 1996. At the time of filing with the SEC, the SubMicron SEC Filings (i) were prepared in all material respects in accordance with the applicable requirements of the Exchange Act and the rules and regulations thereunder, (ii) did not contain any untrue statement of a material fact, and (iii) did not omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited and unaudited financial statements contained in the SubMicron SEC Filings are true and correct in all material respects and present fairly the consolidated financial condition and results of operations and changes in stockholders' equity and cash flows as of the dates and for the period indicated, except

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as may otherwise be stated in such financial statements. For purposes of this
Agreement, all financial statements of the Company shall be deemed to include any notes to such financial statements.

                  (e) The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, $.0001 par value per share, of which 16,879,643 Shares were issued and outstanding as of March 1, 1997, and 5,000 Shares of Preferred Stock, $.01 par value, none of which are issued and outstanding (before giving effect to the transactions contemplated by this Agreement). The outstanding shares of Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. As of March 1, 1997, the Company had reserved 2,310,378 shares of Common Stock for issuance upon the exercise of warrants or options that have been granted prior to the date hereof (other than shares of Common Stock underlying the 9% Notes (as defined in Paragraph 8) and all of the Warrants issued to the Buyers) or that may hereafter be granted under the Company's stock option plans.

                  (f) Except as described in the SubMicron SEC Filings, there are no current actions, claims, suits, proceedings or, to the best of the Company's knowledge, investigations, pending against the Company or its properties before any court, governmental agency, arbitration board or other tribunal, nor has the Company received any written notice of any threat thereof which would be required to be disclosed by the Company on an Annual Report on Form 10-K pursuant to Item 103 of Regulation S-K under the Exchange Act.

                  (g) Neither the Company nor any of its "affiliates" (as such term is defined in Rule 12b-2 under the Exchange Act) has filed a petition or request for reorganization or protection or relief under the bankruptcy laws of the United States or any state or territory thereof; made any general assignment for the benefit of creditors; or consented to the appointment of a receiver or trustee, including a custodian under the United States bankruptcy laws, whether such receiver or trustee is appointed in a voluntary or involuntary proceeding which has not been discharged prior to the date hereof.

                  5. Representations and Warranties of Buyer. Buyer hereby represents and warrants to the Company as follows:

                           (a) This Agreement has been duly executed and
delivered by Buyer and constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

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                           (b) Buyer is acquiring the New Securities for
investment for Buyer's own account and not with a view to, or for resale in connection with, any distribution of the New Securities. Buyer understands that the New Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any state securities or blue sky laws, and, as a result thereof, are subject to substantial restrictions on transfer. Buyer acknowledges that the New Securities must be held indefinitely unless subsequently registered under the Securities Act and any applicable state securities or blue sky laws, or exemptions from registration under the Securities Act.

                           (c) Upon transfer and delivery of the Old Securities
to the Company, the Company shall obtain full and legal title to the Old Securities, free and clear of any lien, charge or other encumbrance of any nature.

                           (d) Buyer has read, understands and is familiar with
the risk factors set forth on Exhibit "C" attached hereto (the "Risk Factors"), is familiar with the nature of the risks associated with acquiring the New Securities in consideration of the Old Securities, and has determined that the purchase of the New Securities is consistent with Buyer's investment objectives.

                           (e) Buyer has been provided with a copy of and has
reviewed the SubMicron SEC Filings. Buyer acknowledges that he is familiar with the condition of the Company, financial and otherwise, and with its business operations and prospects (including the information contained in the Risk Factors), and further acknowledges that Buyer and Buyer's advisors have been provided with or have been given access to all of the financial and other information requested by them or deemed by them to be necessary or material for Buyer to make the investment decision to acquire the New Securities in consideration for the Old Securities and that Buyer has based such decision solely on the foregoing.

                  6. Payment of Accrued Interest and Release. The Company acknowledges and agrees that all interest which accrued but was not paid on the 9% Note prior to the Effective Date will be paid in cash on the Effective Date, with such interest to be calculated in accordance with the terms and conditions of the 9% Note. Subject to the foregoing, Buyer, for the consideration set forth in this Agreement, hereby releases the Company and its officers, directors, stockholders, employees, agents, successors and assigns and any persons controlling any of the foregoing from any and all liability, claims and causes of action of any and all kinds which Buyer may have against the Company to the date hereof in connection with the compliance by Company (or failure to comply) with the terms and conditions of the Old Securities.

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                  7. Legends. Each certificate or instrument representing the
New Securities shall be endorsed with the following legend:

                           "The securities represented by this certificate or instrument have been acquired for investment and have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state. The securities may not be transferred in the absence of such registration or exemptions therefrom under such Act and such laws."

                  8. Exit Consent. The 9% Notes contain certain restrictions on the payment of dividends and other distributions and the incurrence of certain unsecured debt (Sections 7 and 8, respectively, of the 9% Notes). In addition, the 9% Notes provide that it shall be an Event of Default if the Company has earnings per share of less than $.20 for fiscal years 1995 or 1996 (Section 5.7 of the 9% Notes). Further, the 9% Notes contain anti-dilution provisions that adjust the conversion price at which the 9% Notes are converted into shares of Common Stock and, therefore, the number of shares of Common Stock issuable upon conversion of the 9% Notes. Issuance of the New Securities pursuant to this Agreement would likely cause an adjustment to the conversion price and the number of shares issuable upon subsequent conversion of any of the 9% Notes which remain outstanding after the Effective Date. With full knowledge of the foregoing, Buyer hereby consents to (i) modify the 9% Notes by eliminating Sections 7 and 8 thereof (the restrictions on dividends and distributions and on certain indebtedness, respectively), Section 5.7 (the earnings-per-share Event of Default), Section 5.8 (the Event of Default for non-compliance with Sections 7 or 8) and all references in the 9% Notes to the foregoing provisions and (ii) the waiver of any anti-dilution adjustments with respect to the conversion price or the number of shares issuable upon conversion of the 9% Notes as a result of this Agreement or the issuance of any of the New Securities. In order for the foregoing consent and waiver to be effective, such consent and waiver must be agreed to by Buyers holding at least 51% of the aggregate principal amount of the 9% Notes outstanding. For purposes of this Paragraph 8, the term "9% Notes" shall mean all of the Company's 9% Subordinated Convertible Notes due December 15, 1997 issued in connection with the Company's Confidential Private Placement Memorandum dated December 1, 1995.

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                  9. Post-Effective Date Covenants.

                           (a) Covenant to Obtain Stockholder Approval. To the
extent required by the rules and regulations of the principal national securities exchange or market on which the Common Stock is traded, the Company hereby agrees to use its best efforts to obtain, on or before September 30, 1997, approval by the Company's stockholders of the convertibility feature of the Company's 8% Subordinated Convertible Notes being acquired by the Buyers and any replacement notes thereof (collectively, the "Aggregate 8% Notes"). The Company agrees, subject to receiving any and all necessary approvals from the SEC, and if stockholder approval is necessary to permit the convertibility feature of the Aggregate 8% Notes, to hold a meeting of its stockholders on or before September 30, 1997 (the "1997 Meeting") for the purpose of seeking approval of its stockholders as aforesaid, and that the 1997 Meeting will be held pursuant to a proxy statement which the Company, among other matters, proposes and recommends voting FOR such approval. In connection with the foregoing, Buyer hereby constitutes and appoints David F. Levy, Buyer's true and lawful attorney-in-fact and agent with respect to Buyer's Preferred Stock or any Common Stock held by Buyer, with full power of substitution and resubstitution, for Buyer and in Buyer's name, place and stead, in any and all capacities, to vote FOR approval of the convertibility feature of the Aggregate 8% Notes at the 1997 Meeting. This power of attorney shall be deemed to be a power coupled with an interest and therefore irrevocable and shall to the fullest extent permitted by applicable law survive the bankruptcy, death, incapacity, disability or incompetence of the undersigned.

                           (b) Exchange Offer. Within 90 days from the Effective
Date, the Company hereby agrees to file with the SEC an offer to exchange (the "Exchange Offer") all of the Aggregate 8% Notes for a like aggregate principal amount of debt securities of the Company (the "Exchange Notes") which are substantially similar to the Aggregate 8% Notes (and which shall be issued pursuant to, and entitled to the benefits of, a trust indenture qualified under the Trust Indenture Act of 1939, as amended ("TIA")), except that the Exchange Notes shall have been registered pursuant to an effective Registration Statement under the Securities Act (the "Notes Registration Statement") and will contain such other changes as may be required to comply with the TIA. The Company shall use its best efforts to cause the Notes Registration Statement to become effective under the Securities Act by no later than September 30, 1997. If, as of the consummation of the Exchange Offer, the shares of Common Stock underlying Buyer's Exchange Notes are freely saleable pursuant to Rule 144(k) under the Securities Act or any successor provision or the Notes Registration Statement, the Company shall deliver to Buyer an opinion of the Company's counsel to that effect. If, as of the consummation of the Exchange Offer, the shares of Common

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Stock underlying Buyer's Exchange Notes are not freely saleable pursuant to Rule
144(k) under the Securities Act or any successor provision or as a result of the Notes Registration Statement (or would not have been freely saleable pursuant to the Notes Registration Statement had Buyer participated in the Exchange Offer), the Company agrees to use its best efforts to file a Registration Statement on Form S-3 or other appropriate form covering the resale of such shares of Common Stock; to use its best efforts to cause such Registration Statement to become effective under the Securities Act by no later than September 30, 1997; and to maintain the effectiveness of such Registration Statement to the same extent and subject to the same limitations and conditions as set forth in Paragraph 9(d) below until the later of (i) the date all of the Common Stock underlying Buyer's Exchange Notes have been sold or (ii) the date all such shares may be sold pursuant to Rule 144(k) under the Act (or any successor provision). Each of the Buyers who participates in the Exchange Offer will be required to represent that any Exchange Notes received by such Buyer will be acquired in the ordinary course of Buyer's business, that at the time of the consummation of the Exchange Offer such Buyer will have no arrangement or understanding with any person to participate in the distribution of the Exchange Notes, and that such Buyer is not affiliated with the Company within the meaning of Rule 405 promulgated under the Securities Act and if it is such an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act, to the extent applicable.

                           (c) Board Representation. At the Company's next Board
of Directors Meeting after the Effective Date (currently scheduled for April 4,
1997) (the "Date of Election"), the Board of Directors of the Company will elect as Directors of the Company of such class as the Company may determine two individuals (the "Nominees") that are mutually agreeable to the Company and the Representative (as defined below) for a minimum term of one year. Unless otherwise agreed to by the Company and the Representative, the Nominees shall be Ronald Booth and Maurice Gallagher, each of whom is acceptable to Company. Upon the expiration of the term of either such Nominee, (i) if more than 50% of the principal amount of the Aggregate 8% Notes remains outstanding at the expiration of such term or was outstanding at any time within the six months prior to the end of such term, the Company will, at the request of the Representative and such Nominee, nominate such Nominee, or another nominee mutually agreeable to the Company and the Representative, for reelection as a director of the Company, and (ii) if more than 25% but not more than 50% of the principal amount of the Aggregate 8% Notes remains outstanding at the expiration of such term or was outstanding at any time within the six months prior to the end of such term, the Company will, if at such time such Nominee is the sole Nominee serving on the Board of Directors, at the request of the Representative and such Nominee, nominate such

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Nominee, or another nominee mutually agreeable to the Company and the
Representative, for reelection as a director of the Company. Notwithstanding anything contained in this Subparagraph 9(c) to the contrary, the foregoing obligations of the Company are subject to the Nominees agreeing, in writing, prior to service on the Board, that one such Nominee will resign as a Director effective on the later of (i) the first anniversary of the Date of Election or
(ii) the date that is six months following the date more than 50% of the original aggregate principal amount of the Aggregate 8% Notes is no longer outstanding for any reason, and that the other such Nominee will so resign effective on the later of (x) the first anniversary of the Date of Election or
(y) the date that more than 25% of the original aggregate principal amount of the Aggregate 8% Notes is no longer outstanding for any reason. For purposes of this Subsection 9(c), the term Representative shall mean that person designated by the holders of more than 50% of the outstanding principal amount of the Aggregate 8% Notes as the Representative of the Buyers for purposes of this Subsection 9(c). If the Representative is a Buyer or an affiliate of a Buyer and at any time after his designation the Representative (if he is a Buyer) or such Buyer (if the Representative is an affiliate of a Buyer) shall no longer hold an 8% Note, the Buyers shall designate a new Representative. If a Representative is not designated as aforesaid, the Representative shall be the holder of the largest outstanding principal amount of the Aggregate 8% Notes at the time the Nominees are required to be designated. This paragraph 9(c) supersedes any prior agreements of the Company in connection with the Old Securities with respect to the election or appointment of directors or advisors to the Board of Directors.

                           (d) The Company's Registration Statement on Form S-3
(File No. 333-4516) covering, among others, the Common Stock underlying the 9% Notes and Warrants of the Buyers, has been declared effective by the SEC (the "Registration Statement"). As soon as reasonably practicable, but in no event later than 45 days following the date hereof, the Company agrees to file with the SEC an amendment to the prospectus constituting part of the Registration Statement, modified to, among other things, include the Common Stock underlying Buyer's Preferred Stock (such prospectus, as amended or supplemented, being hereinafter referred to as the "Prospectus"), which Prospectus will be usable by Buyer, if necessary, in connection with the sale, if any, of the Common Stock underlying the Preferred Stock. The Company hereby agrees to maintain the effectiveness of the Registration Statement until the later of (i) the date all of the Common Stock underlying the Preferred Stock purchased by Buyer has been sold or (ii) the date all such shares may be sold pursuant to Rule 144(k) under the Act (or any successor provision); provided, however, that if the Company is unable to maintain the effectiveness of the Registration Statement due to the fact that the Company is engaged in negotiations with respect to an

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acquisition or other material event that would, in the written opinion of
Company's counsel, require the filing with the SEC of a Form 8-K (other than pursuant to Item 5 of Form 8-K) or in the event that such acquisition or other material event would require the inclusion in the Registration Statement of information not readily available to the Company (collectively a "Deferral Event"), the Company may postpone (the "Postponement") maintaining the effectiveness of the Registration Statement until the later of (i) the date such information becomes available or the Form 8-K is filed, as the case may be, or
(ii) 60 days. The Company shall promptly advise Buyer of the Postponement (the "Notice of Postponement"), and the Company shall not be permitted to give any such Notice of Postponement and to so postpone maintaining the effectiveness of the Registration Statement more than once in any twelve month period.

                  10. Further Assurances. From time to time hereafter, at the request of the other party, the Company or Buyer, as the case may be, shall execute and deliver such other instruments or documents as may be requested by such requesting party to more fully vest and perfect title to the New Securities or the Old Securities, as the case may be, and all rights thereunder, in favor of such party.

                  11. Miscellaneous.

                           (a) This Agreement shall be for the benefit of and
shall be binding upon Buyer and the Company and their respective successors and assigns.

                           (b) This Agreement and the documents executed and
delivered pursuant thereto, constitute the entire agreement between the parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous oral and written communications and agreements with respect thereto.

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                           (c) This Agreement shall be governed by the laws of
the Commonwealth of Pennsylvania.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                       THE BUYER

                                       _____________________________


                                       SUBMICRON SYSTEMS CORPORATION

                                       By:__________________________
                                          Name:
                                          Title:

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